CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our reports dated April 27, 2023 (except for the effect of the restatement disclosed in Note 1, as to which the date is December 21, 2023) relating to the financial statements and financial statement schedules of Talcott Resolution Life Insurance Company in the Prospectus dated May 1, 2023 (including the supplement dated December 21, 2023) in this Registration Statement No. 333-255241 on Form S-1. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
December 21, 2023